UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 14, 2007, Lear Corporation (“Lear”) issued a press release announcing a further streamlining of its organization structure, with Chairman and Chief Executive Officer, Robert E. Rossiter, assuming direct control of Lear’s global business units and the additional position of President, effective immediately. As a result of the streamlining, Douglas G. DelGrosso, previously President and Chief Operating Officer, will be leaving Lear to pursue other opportunities. In conjunction with the organizational change, Lear’s Board of Directors intends to offer a new three-year employment agreement to Mr. Rossiter. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Information regarding Mr. Rossiter’s employment history and other matters has been disclosed by Lear in its Definitive Proxy Statement on Schedule 14A filed with the SEC on May 23, 2007, as thereafter supplemented.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release dated August 14, 2007

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: August 16, 2007	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, General Counsel & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated August 14, 2007

4